Exhibit (d)(1)

                    INTERIM INVESTMENT MANAGEMENT AGREEMENT

                             BHR INSTITUTIONAL FUNDS

     AGREEMENT made this 14th day of July 2008, by and between BHR Institutional Funds, a Delaware statutory trust (the "Trust"), and BHR Fund Advisors, LP, a Delaware limited partnership (the "Adviser").

     WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, pursuant to an Investment Management Agreement dated as of October 24, 2006 (the "Prior Investment Management Agreement") by and between the Trust and the Adviser, the Adviser has heretofore served as investment adviser to each series of the Trust set forth on Schedule A of this Agreement (each a "Fund" and collectively the "Funds"):

     WHEREAS, as of the date hereof, DundeeWealth Inc. has acquired a majority of the partnership interests of the Adviser, thereby causing the Prior Investment Management Agreement to terminate in accordance with its terms; and

     WHEREAS, in accordance with Rule 15a-4 under the 1940 Act, the parties wish to enter into this Agreement pursuant to which the Trust seeks the benefit of the Adviser's services in managing each Fund's assets and in the conduct of certain of its affairs and the Adviser agrees to render such services to the Trust.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. APPOINTMENT AND ACCEPTANCE. The Trust hereby appoints the Adviser to act as Adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

The Adviser will, at its own expense, render the services and provide the office space, furnishings and equipment, and personnel (including any sub-Advisers) required by it to perform the services on the terms and for the compensation provided herein. The Adviser will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for any Fund.


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     2. DUTIES OF ADVISER. The Trust employs the Adviser to furnish and manage a continuous investment program for the Funds, and to hire (subject to the approval of the Trust's Board of Trustees ("Board") and, except as otherwise permitted under the terms of any applicable exemptive relief obtained from the Securities and Exchange Commission, or by rule or regulation, a majority of the outstanding voting securities of each affected Fund) and thereafter supervise the investment activities of one or more sub-advisers deemed necessary to carry out the investment program of each Fund. The Adviser will continuously review, supervise and (where appropriate) administer the investment program of each Fund, to determine in its discretion (where appropriate) the securities to be purchased, held, sold or exchanged, to provide the Trust with records concerning the Adviser's activities which the Trust is required to maintain and to render regular reports to the Trust's officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities. The retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement.

The Adviser shall discharge the foregoing responsibilities subject to the control of the Trust's Board and in compliance with such policies as the Board may from time to time establish, with the objectives, policies, and limitations for each such Fund set forth in the Fund's Prospectus and Statement of Additional Information as amended from time to time, and with applicable laws and regulations.

     3. FUND TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain "best execution," considering the Fund's investment objectives, policies, and restrictions as stated in the Funds' Prospectus(es) and Statement(s) of Additional Information, as the same may be amended, supplemented or restated from time to time, and resolutions of the Trust's Board. The Adviser will promptly communicate to the officers and the Board such information relating to portfolio transactions as they may reasonably request.

It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Funds' Prospectuses and Statement of Additional Information.

     4. COMPENSATION OF THE ADVISER. For the services provided and the expenses assumed pursuant to this Agreement, the Trust shall pay to the Adviser compensation at the rate specified on Schedule B of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the appropriate Schedule, to the assets. The fee shall be based on the average daily net assets for the month involved. The Adviser may, in its discretion and from time to time, waive all or a portion of its fee.


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All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

During the term of this Agreement, any compensation payable to the Adviser under this Agreement shall be held in an interest bearing escrow account with PFPC Trust Company on behalf of each Fund pursuant to the terms of Escrow Agreements in substantially the form of Exhibit A hereto. If, during the term of this Agreement, a new investment management agreement with the Adviser is approved by a majority of a Fund's outstanding voting securities, then the amount held in the escrow account on behalf of the Fund (plus interest and income earned thereon and proceeds thereof) shall be paid to the Adviser. If, however, a new investment management agreement is not approved by a majority of a Fund's outstanding voting securities (as defined in the 1940 Act), then the Adviser shall be entitled to the lesser of: (i) any costs incurred in performing this Agreement (plus interest and income earned thereon and proceeds thereof) or (ii) the total amount held in the escrow account (plus interest and income earned thereon and proceeds thereof).

     5. OTHER EXPENSES. The Adviser shall pay all expenses of printing and mailing reports, prospectuses, statements of additional information, and sales literature relating to the solicitation of prospective clients. The Trust shall pay all expenses relating to mailing to existing shareholders prospectuses, statements of additional information, proxy solicitation material and shareholder reports.

     6. EXCESS EXPENSES. If the expenses for any Fund for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares of a Fund are qualified for offer and sale, the Adviser shall bear such excess cost.

However, the Adviser will not bear expenses of any Fund which would result in the Fund's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 6 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Adviser for such month pursuant to Section 4 and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

     7. BOOKS AND RECORDS. The Adviser will maintain all books and records with respect to the securities transactions of the Funds and will furnish to the Trust's Board such periodic and special reports as the Board may reasonably request. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

Any records required to be maintained and preserved pursuant to the provisions of Rule 3 la-1 and Rule 3 la-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

     8. STATUS OF ADVISER. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     9. LIMITATION OF LIABILITY OF ADVISER. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

     10. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Trust's Board, subject to the rules and regulations of the Securities and Exchange Commission.

     11. AUTHORITY; NO CONFLICT. The Adviser represents, warrants and agrees that: it has the authority to enter into and perform the services contemplated by this Agreement; and the execution, delivery and performance of this Agreement do not, and will not, conflict with, or result in any violation or default under, any agreement to which Adviser or any of its affiliates are a party.

     12. LICENSE OF ADVISER'S NAME. The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. The Adviser hereby agrees to grant a license to the Trust for use of its name in the names of the Funds for the term of this Agreement and such license shall terminate upon termination of this Agreement. If the Trust makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks, or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary


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damages may be inadequate and thus, the Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

     13. DURATION AND TERMINATION. This Agreement shall become effective on the date hereof. Unless terminated as herein provided and subject to all of the other terms and conditions hereof, this Agreement shall remain in full force and effect until the first of the following to occur: the effective date of a new investment management agreement relating to the Adviser's management of a Fund which has been approved by a majority of the Fund's outstanding voting securities, or the 151st calendar day following the date hereof.

Notwithstanding the foregoing, this Agreement may be terminated as to any particular Fund at any time, without the payment of any penalty by vote of a majority of members of the Trust's Board or by vote of a majority of the outstanding voting securities of the Fund on 10 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 60 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

As used in this Section 13, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     14. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 1160 West Swedesford Road, Suite 140, Berwyn, PA 19312, Attn: Amy Duling, and if to the Adviser at 1160 West Swedesford Road, Suite 140, Berwyn, PA 19312 Attn: Peter Moran.

     15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to conflict of law or choice of law doctrines, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trust's Board, and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust. Further,


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the obligations of the Trust with respect to any one Fund shall not be binding upon any other Fund.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

BHR INSTITUTIONAL FUNDS

By: /s/ Peter T. Moran
    ---------------------------------
Attest: John H. Leven


BHR FUND ADVISORS, LP

By: /s/ Amy D. Duling
    ---------------------------------
Attest: John H. Leven

                                   SCHEDULE A
                                     TO THE
                    INTERIM INVESTMENT MANAGEMENT AGREEMENT

                                LISTING OF FUNDS

Name of Fund

ClariVest International Equity Fund Class I and Class II
ClariVest SMid Cap Core Growth Fund Class I and Class II
Smith Group Large Cap Core Growth Fund Class I and Class II
Mount Lucas U.S. Focused Equity Fund Class I and Class II
Disciplined Global Equity Fund Class I and Class II
AG Mid Cap Core Fund Class I and Class II
AG Mid Cap Growth Fund Class I and Class II
AG Multi Cap Growth Fund Class I and Class II
AG Small Cap Core Fund Class I and Class II


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                                   Schedule B
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                              Amended April 1,2008

                                                                        Annual
                                                                      Management
Name of Portfolio                                                        Fee
-----------------                                                     ----------
AG Mid Cap Core Fund                                                        0.85%
AG Mid Cap Growth Fund                                                      0.85%
AG Multi Cap Growth Fund                                                    0.75%
AG Small Cap Core Fund                                                      0.90%
ClariVest International Equity Fund Class I and II                          0.75%
ClariVest SMid Cap Core Growth Fund Class I and II                          0.85%
Smith Group Large Cap Core Growth Fund Class I and II                       0.61%
Mount Lucas U.S. Focused Equity Fund Class I and II                         0.75%
Disciplined Global Equity Fund Class I and II                               0.65%